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                                                                   Exhibit 10.56

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "Agreement") is entered effective as of January ____, 2003, by and between Cashmere Manufacturing Co., Inc., a Washington corporation ("Seller"), and Damar Machine Company, Inc., a Washington corporation ("Buyer").

                                    RECITALS

      A. Seller is in the business of, among other things, manufacturing parts for The Boeing Company ("Boeing") through a statement of work (the "Business").

      B. Seller desires to sell, and Buyer desires to purchase, Seller's rights in the statement of work, selected inventory and tooling and programs to support the line items in the statement of work and the name "Cashmere Manufacturing."

      C. Seller and Buyer desire that Buyer sublet a portion of Seller's premises, such space to be determined by Seller, for storage and operation of machinery pursuant to the terms of this Agreement.

                                    AGREEMENT

      Accordingly, the parties, intending legally to be bound, agree as follows:

1. PURCHASE AND SALE

      1.1 Purchase and Sale of Assets. Subject to all the terms and conditions of this Agreement, in reliance on the representations and warranties set forth herein, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to the following assets, properties and rights (collectively, the "Assets"), free and clear of all liens, security interests, mortgages, deeds of trust, encumbrances, reservations or charges of any kind ("Liens"):

            (a) Statement of Work. Approximately 705 line items pursuant to the statement of work with Boeing attached as Exhibit A hereto (the "Current Statement of Work").

            (b) Mark. The name "Cashmere Manufacturing", and all associated goodwill (the "Mark"). (c) Tooling. The tooling and software programs in Seller's possession that are used by Seller exclusively to support the Current Statement of Work (the "Tooling").

            (d) Finished Goods Inventory. The finished goods inventory listed on Exhibit B hereto (the "Finished Goods Inventory").

            (e) Raw Material Inventory. The raw materials listed on Exhibit C hereto (the "Raw Material Inventory"), which are reflected on Seller's books and records as having a total cost to Seller of approximately $375,000. The selection of raw material to be included on Exhibit C is to be to the mutual agreement of both Buyer and Seller. In the event that the cost of the Raw Material Inventory is more than ten percent (10%) higher or lower than the estimated $375,000, the Purchase Price for the Raw Material Inventory, as defined in Clause 1.2(iii), shall be adjusted on a prorated basis, such that the Purchase Price for the Raw Material Inventory will be approximately equal to twenty percent (20%) of the cost to the Seller of the Raw Material Inventory.

1.2 Purchase Price and Payment.

            (a) The total purchase price (the "Purchase Price") for the Assets is Four Hundred Thousand Dollars ($400,000). The Purchase Price shall be paid as follows: (i) Buyer shall pay Two Hundred Fifty Thousand Dollars ($250,000) for the Current Statement of Work, the Mark and the Tooling, such amount to be paid Thirty-One Thousand Two Hundred Fifty Dollars ($31,250) in cash at Closing and seven (7) quarterly payments of Thirty-One Thousand Two Hundred Fifty Dollars ($31,250) each (each a "Quarterly Payment") on the following dates: April 30, 2003, July 31, 2003, October 31, 2003, January 31, 2004, April 30, 2004, July
31, 2004 and October 31, 2004, (each, a "Quarterly Payment Date"); (ii) Buyer shall pay Seventy-Five Thousand Dollars ($75,000) in cash at Closing for the Finished Goods Inventory; and (iii) Buyer shall pay Seventy-Five Thousand ($75,000) in cash at Closing for the Raw Material Inventory.

            (b) The parties acknowledge that Buyer may perform work for Pacific Aerospace & Electronics, Inc. ("PA&E") after Closing and, in such event, the parties agree that Seller may elect to offset any amounts owing to Buyer by Seller or any affiliate thereof, including PA&E, against the Quarterly Payments and/or amounts owing to Seller pursuant to Section 2.2. Similarly, the Buyer may elect to offset any amounts owing to Seller by Buyer, against the amounts invoiced to Seller by Buyer, for work performed. The right of offset may only be applied when the payment for offset and the offsetting receipt fall within a similar payment due date. The difference in due dates between the two offsetting payments must not exceed fifteen (15) days.

      1.3 Allocation. The parties have jointly determined and set forth in
Schedule 1.3 the proper allocation of the Purchase Price among the Assets based upon the fair market value of the Assets on the Closing Date in accordance with
Section 1060 of the Internal Revenue Code. Such allocation shall be binding upon Buyer and Seller, and no party hereto shall file or cause to be filed any tax return, IRS Form 8594 or other form, or take a position with any tax authority or jurisdiction, that is inconsistent with the allocation.

      1.4 Transfer and Conveyance Taxes. Seller shall bear all state or local transfer taxes arising from the transactions contemplated by this Agreement, other than state or local sales or use taxes levied on the transfer of any personal property Assets, which shall be borne by Buyer.

      1.5 Closing. The consummation of the transactions contemplated herein (the "Closing") shall take place at the offices of Davis Wright Tremaine LLP in Seattle, Washington, at 10:00 a.m. local time on January 31, 2003, or such other time and location as the Parties may mutually determine (the "Closing Date").

      1.6 Closing Deliveries of Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer (a) a Bill of Sale in the form attached to this Agreement as Exhibit D, duly executed by Seller, conveying the Assets free and clear of any Liens, (b) a Washington State Resale Certificate, the form of which is attached hereto as Exhibit E, and (c) such other instruments as shall be reasonably requested by Buyer in accordance with this Agreement.

      1.7 Closing Deliveries of Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller the cash due at Closing pursuant to Section 1.2 (i.e., $181,250).


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      1.8 Closing Conditions. Buyer's obligation to purchase the Assets is subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following conditions: (i) the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects on the Closing Date, (ii) Seller shall have provided the deliveries set forth in
Section 1.6, (iii) Boeing's consent shall have been obtained, as described in
Section 5.4, (iv) Seller shall have conducted the Business in the ordinary course since the date of this Agreement, and (v) Buyer shall be satisfied, in its reasonable discretion, with its inspection of Assets pursuant to Section
7.11. Seller's obligation to sell the Assets is subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following: (i) the representations and warranties of Buyer shall be true in all material respects on the Closing Date, (ii) Buyer shall have provided the closing delivery set forth in Section 1.7, and (iii) Boeing's consent shall have been obtained, as described in Section 5.4.

2. CONDITIONAL PURCHASE AND SALE OF ADDITIONAL ASSETS

      2.1 Additional Raw Material Inventory. Within 60 days of Closing, at Buyer's option, Buyer may purchase additional units of the Raw Material Inventory (the "Additional Inventory"), to the extent Seller has Additional Inventory. The purchase price for the Additional Inventory ("Additional Inventory Purchase Price") is 20 cents for every one dollar of Seller's cost of the Additional Inventory, as reflected in Seller's books and records. At the time Buyer notifies Seller that it intends to purchase Additional Inventory, Seller shall provide Buyer its purchasing records setting forth Seller's cost for the Additional Inventory. Buyer shall pay the Additional Inventory Purchase Price at the time of the transfer of the Additional Inventory from Seller to Buyer. The parties agree and acknowledge that Seller is not obligated to possess, and Buyer is not obligated to purchase, any minimum amount of Additional Inventory. Nothing contained herein shall limit or prohibit Seller from selling Additional Inventory to any party other than Buyer, including during the 60-day period following Closing.

      2.2 Past Statement of Work. Prior to the date of this Agreement, in addition to the Current Statement of Work, Seller's statement of work with Boeing contained approximately 2,400 additional line items as set forth on Exhibit F hereto (the "Past Statement of Work"). Buyer intends to deliver one or more bids to Boeing to acquire all or a portion of the Past Statement of Work from Boeing. If Boeing awards all or any portion of the Past Statement of Work to Buyer (or any affiliate thereof, including any entity owned in whole or in part, directly or indirectly, by Buyer) within twelve (12) months after the Closing Date, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the tooling and software programs in Seller's possession that were used by Seller exclusively to support the Past Statement of Work awarded to Buyer (the "Past Tooling"). Such purchase and sale shall be mandatory and not optional, subject to confirmation by Buyer that such assets are substantially in the same condition and functionality as when they were used by Seller, in the performance of the awarded portion of the Past Statement of Work. The purchase price for the Past Tooling (the "Past Tooling Purchase Price") shall be the product of the percentage of the Past Statement of Work acquired by Buyer and Five Hundred Thousand Dollars ($500,000) (for example, if Buyer contracts with Boeing to provide or is otherwise awarded 50% of the line items listed on the Past Statement of Work, the purchase price to be paid to Seller for the applicable Past Tooling shall be $250,000).

      2.3 Payment of Past Tooling Purchase Price. Buyer shall pay Seller the Past Tooling Purchase Price in eight (8) equal installments, the first installment to be paid at the time of the transfer of the Past Tooling from Seller to Buyer and the remaining balance to be paid in seven


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equal quarterly installments. If Boeing awards portions of the Statement of Work to Buyer in more than one transaction during the 12 months following Closing, the purchase price owing to Seller for each such portion shall be paid in accordance with the preceding sentence (i.e. the first installment in each case shall be paid upon each corresponding transfer of applicable Past Tooling to Buyer, and all remaining installments shall be paid upon the remaining payments dates as established in the first sentence). A Bill of Sale substantially in the form of Exhibit D shall be used to effect each such transfer.

3.      REPRESENTATIONS AND WARRANTIES OF SELLER

      3.1 Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business.

      3.2 Authorization; Binding Agreement. Seller has all requisite corporate power and authority to enter into this Agreement and all documents delivered or to be delivered by Seller hereunder (the "Seller Related Documents"), to execute and deliver this Agreement and the Seller Related Documents, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution and delivery of this Agreement and the Seller Related Documents by Seller and the consummation by Seller of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered (and at Closing the Seller Related Documents will be duly executed and delivered) on behalf of Seller and, assuming the due authorization, execution and delivery by Buyer, constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, except that the enforcement hereof may be limited by applicable bankruptcy, insolvency, or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity.

      3.3 Condition of Assets, Additional Inventory and the Past Statement of Work. Buyer hereby acknowledges and accepts the Assets, the Additional Inventory and the Past Statement of Work, on an "as is, where is" basis without any representation or warranty of any kind from Seller, other than as it relates to accepted aerospace industry practice for quality tracking of raw materials and finished goods. Evidence of quality tracking and related documentation shall be made available to Buyer by Seller with assurances by Seller that the documentation is accurate and complete, to the best of Seller's knowledge, as it relates to the Additional Inventory acquired. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SELLER DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE ASSETS, THE ADDITIONAL INVENTORY, THE PAST TOOLING AND THE PAST STATEMENT OF WORK INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      3.4 Title to Assets. Seller shall have good and marketable title to the Assets at Closing, free and clear of all Liens. In the event Buyer purchases Additional Inventory or Past Tooling pursuant to Sections 2.1 or 2.2, Seller shall have good and marketable title to such Additional Inventory and Past Tooling (as applicable), free and clear of all Liens, at the time Seller transfers such Additional Inventory and Past Tooling (as applicable) to Buyer.


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      3.5 Litigation. There is no suit, proceeding or litigation pending or, to the actual knowledge of Seller, any investigation or any threat of any suit, proceeding, litigation or investigation, that (i) arises out of the ownership or use of the Assets, Additional Inventory, Past Statement of Work or Past Tooling,
(ii) will materially and detrimentally affect the use or operation of the Assets, Additional Inventory or Past Tooling, or (iii) will adversely affect the ability of Seller to perform its obligations under this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF BUYER.

      4.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business.

      4.2 Authorization; Binding Agreement. Buyer has all requisite corporate power and authority to enter into this Agreement and all documents delivered or to be delivered by Buyer hereunder ("Buyer Related Documents"), to execute and deliver this Agreement and the Buyer Related Documents, to carry out its obligations hereunder and thereunder, and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the Buyer Related Documents by Buyer and the consummation by Buyer of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered (and at Closing the Buyer Related Documents will be duly executed and delivered) on behalf of Buyer and, assuming the due authorization, execution and delivery by Seller, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, except that the enforcement hereof may be limited by applicable bankruptcy, insolvency, or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity.

5. COVENANTS

      5.1 Non-Solicitation. Buyer and any affiliate thereof shall not at any time, (i) recruit, solicit or induce in any way any employee, advisor or consultant of Seller or PA&E or any affiliate thereof to terminate his or her relationship with Seller, provided that nothing contained herein shall prohibit Buyer from employing any individual who independently initiates hiring discussions with Buyer or responds to a general advertisement, or (ii) directly or indirectly, contact or solicit any "Clients of Seller" (as defined below) for the express purpose of selling or supplying to Clients of Seller the same products that Buyer sold or supplied to Seller, PA&E or any affiliate thereof. The term "Clients of Seller" shall mean any client or customer of Seller or PA&E or any affiliate thereof for which Buyer performs work for or on behalf of Seller, PA&E or any affiliate thereof; provided, that with respect to any person or entity that is a Client of Seller for which Buyer has been performing other work prior to or after the date of this Agreement and such other work is not for or on behalf of Seller, PA&E or any affiliate thereof ("Independent Work"), then such person or entity shall not be deemed to be a Client of Seller with respect to the Independent Work. Notwithstanding the foregoing, nothing contained herein shall prohibit Buyer from (i) selling or supplying products to any Client of Seller who independently initiates purchase and sale discussions with Buyer, or
(ii) responding to unsolicited requests for proposals or invitations to bid. Buyer acknowledges that any violation of this Section 5.1 will cause irreparable injury to Seller and Buyer agrees that Seller and PA&E and its affiliates, as applicable, will be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions


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without the necessity of posting a bond or other security and without prejudice to any other rights and remedies that Seller may have for a breach of this Agreement.

      5.2 Risk of Loss. The risk of any loss, damage, impairment, confiscation, or condemnation of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing. In the event of any such material loss, damage, impairment, confiscation, or condemnation, whether or not covered by insurance, Seller shall provide Buyer with written notice immediately after the occurrence thereof, and Buyer may elect, at its sole option, (a) to proceed to Closing on the condition that (i) Buyer receives at Closing all insurance proceeds or condemnation award with respect to the Assets so affected, free and clear of all Liens or interests of any third persons, and (ii) the amount of the Purchase Price is reduced by the amount of any applicable insurance deductible and the amount by which the cost of restoring the Assets so affected exceeds the condemnation award or applicable insurance loss limits (provided that Buyer shall have no obligation to close if the Purchase Price would be reduced to a number less than zero) or (b) unless Seller shall, at its expense, repair, replace, or restore the Assets to their prior condition to the reasonable satisfaction of Buyer before the Closing, to terminate this Agreement and the purchase of the Assets contemplated by this Agreement. Pending election by Buyer, any insurance proceeds or condemnation award shall be deposited in escrow.

      5.3 Boeing Consent. Buyer and Seller shall use their best efforts to obtain Boeing's consent to the transfer of the Current Statement of Work to Buyer, and obtaining such consent shall be a condition to Closing for both parties. Following Closing, Seller shall use commercially reasonable efforts to assist Buyer in acquiring the Past Statement of Work.

      5.4 Further Assurances. The parties agree that, from time to time, whether before, at or after the Closing, each of them will execute and deliver such further instruments of conveyance and transfer, in form and substances reasonably satisfactory to each party, and take such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement, including to assure that Buyer has acquired all of the Assets.

6. SUBLEASE

      6.1 Sublease. Effective upon Closing, Seller hereby subleases and demises to Buyer, and Buyer hereby subleases from Seller, a portion of Seller's leased premises located at 430 Olds Station Road in Wenatchee, Washington, such portion to be determined by Seller and to be used by Buyer for the storage and operation of certain equipment sold by Seller to Buyer (the "Sublease") for the Term (as defined below) and on the terms and conditions hereinafter set forth.

      6.2 Term. The term of the Sublease (the "Term") shall commence on the Closing Date and shall continue on a month-to-month basis until terminated by either party on three (3) days notice or March 31, 2003, whichever comes first.

      6.3 Rent. During each calendar month during the Term, Buyer shall pay to Seller rent for the Sublease in the amount of One Thousand Five Hundred Dollars ($1,500).

7. MISCELLANEOUS

      7.1 Amendments and Waivers. The provisions of this Agreement may be amended only by the written agreement of all of the parties hereto. Any waiver, permit, consent or


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approval of any kind or character by any party of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

      7.2 Successors and Assigns. This Agreement will bind and inure to the benefit of the respective successors and assigns of the parties to this Agreement.

      7.3 Default. Time is of the essence of this Agreement. In the event of any actual or threatened default in or breach of term, condition or provision of this Agreement, the aggrieved party shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

      7.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      7.5 Notices. Any notices, requests, demands or other communications required or permitted to be sent under this Agreement shall be delivered personally, sent by overnight courier or mailed by registered or certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery, one business day after deposit with an overnight courier or three business days after deposit in the mail:

              If to Buyer, to:               Damar Machine Company
                                             14767 - 172nd Drive SE
                                             Monroe, Washington 98272
                                             Attention:  M. Thomas Kroon, CEO

              If to Seller, to:              Cashmere Manufacturing Co., Inc.
                                             430 Olds Station Road
                                             Wenatchee, Washington  98801
                                             Attention: Don Wright, President


      7.6 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Washington applicable to contracts made and to be performed in that state, without regard to the conflicts of laws principles thereof.

      7.7 Attorneys' Fees. In the event of a dispute regarding the interpretation or enforcement of this Agreement, the prevailing party in such dispute shall be entitled to recover its reasonable attorneys' fees and costs at trial and in appeal.

      7.8 Entire Agreement. This Agreement, together with those documents expressly referred to in this Agreement, constitutes the final agreement of the parties concerning the matters referred to in this Agreement, and supersedes all prior agreements and understandings.


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      7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement binding on all parties hereto.

      7.10 Expenses. Each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

      7.11 Inspection. Between the date hereof and Closing, Buyer shall have the right to inspect the Tooling, Finished Goods Inventory and Raw Material Inventory, provided that such inspection shall not interfere with the conduct of business by Seller or PA&E. In the event Buyer purchases any Additional Inventory or Past Tooling pursuant to Sections 2.1 and 2.2, Buyer shall have the right to inspect such Additional Inventory and Past Tooling (as applicable), provided that such inspection does not interfere with the conduct of business by Seller or PA&E.

      7.12 Termination. This Agreement may be terminated at any time prior to
Closing: (i) by mutual agreement of the parties, or (ii) by either party if Closing has not occurred by February 28, 2003 and such party is not in breach of this Agreement. Nothing contained herein shall release a party from liability for a willful failure to carry out its obligations under this Agreement.

      7.13 Indemnification by Seller. Seller shall be responsible to Buyer for, and shall defend, indemnify and hold Buyer harmless from and against any loss, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees, legal expenses and consultant's fees) (collectively, "Losses") that shall be suffered or incurred by Buyer, resulting or relating to (i) claims or demands made by third parties arising from Seller's conduct of the Business or ownership or use of the Assets prior to the Closing Date and (ii) any breach by Seller of the representations or warranties of Seller contained in this Agreement or failure of Seller to observe or perform any term of or covenant in this Agreement; provided, that no claim for indemnification may be made until the Losses exceed Five Thousand Dollars ($5,000), whereupon all indemnity obligations thereafter (i.e., in excess of $5,000) shall be payable up to the Purchase Price. Seller's indemnity obligations hereunder shall not, collectively, exceed the Purchase Price.

      7.14 Indemnification by Buyer. Buyer shall be responsible to Seller for, and shall defend, indemnify and hold Seller harmless from and against any Losses that shall be suffered or incurred by Seller, resulting or relating to (i) claims or demands made by third parties arising from Buyer's conduct of the Business or ownership or use of the Assets from and after Closing, and (ii) any breach by Buyer of the representations or warranties of Buyer contained in this Agreement or failure of Buyer to observe or perform any term of or covenant in this Agreement; provided, that no claim for indemnification may be made until the Losses exceed Five Thousand Dollars ($5,000), whereupon all indemnity obligations thereafter (i.e., in excess of $5,000) shall be payable up to the Purchase Price. Buyer's indemnity obligations hereunder shall not, collectively, exceed the Purchase Price.

      7.15 Arbitration. The parties agree that any controversy, claim or dispute arising out of or relating to the terms and conditions of this Agreement shall be settled by arbitration before a mutually selected arbitrator to be held in the city of Seattle, Washington in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The parties agree that the discovery provisions of the Federal Rules of Civil Procedure shall apply

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and govern in any proceedings instituted in accordance herewith. Judgment may be entered on the Arbitrator's award in any court having jurisdiction, and the parties consent to the jurisdiction of the courts of Washington for this purpose. The prevailing party shall be entitled to all costs and expenses resulting from such dispute or controversy, including without limitation, reasonable attorneys' fees and expenses. If such controversy, claim or dispute involves a claim for injunctive or other equitable relief, and suit or cross-claim for such relief is filed in a court of competent jurisdiction, the litigation shall be bifurcated to the extent feasible, to the end that all issues other than those required to be determined by the court shall be determined by arbitration as hereinabove required. Subject to the foregoing, the parties hereby irrevocably submit to the jurisdiction of any state or federal court having jurisdiction over the subject matter sitting in Seattle, King County, Washington, in any action or proceeding (other than arbitration) brought to enforce or otherwise arising out of or relating to this Agreement and irrevocably waive to the fullest extent permitted by any law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waive any claim in any such forum as an inconvenient forum.

        Each party has caused this Agreement to be duly executed personally or by its duly authorized officer or representative on the date first above written.

        SELLER:                      CASHMERE MANUFACTURING CO., INC.

                                     By______________________________________
                                     Name ___________________________________
                                     Its ____________________________________

        BUYER:                       DAMAR MACHINE COMPANY.

                                     By______________________________________
                                     Name:  M. Thomas Kroon
                                     Its:  Chief Executive Officer

Schedules and Exhibits

Schedule 1.3   Allocation
Exhibit A      Current Statement of Work
Exhibit B      Finished Goods Inventory
Exhibit C      Raw Material
Exhibit D      Bill of Sale
Exhibit E      Washington State Resale Certificate
Exhibit F      Past Statement of Work


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                                    Exhibit D

                                  BILL OF SALE

      THIS BILL OF SALE (this "Bill of Sale") is entered into effective as of the _____ day of January __, 2003, by Cashmere Manufacturing Co., Inc. ("Seller") in favor of Damar Machine Company. ("Buyer"), pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of January ___, 2003 by and among Seller and Buyer pursuant to which Seller agreed to transfer certain of its assets to Buyer. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Seller does hereby transfer, convey, set over and deliver to Buyer, all Seller's right, title and interest in and to the tangible Assets of Seller, free and clear of all Liens.

      TO HAVE AND TO HOLD said tangible Assets unto Buyer, Buyer's representatives, successors, and assigns, to and for its and their uses and benefit forever. Seller further agrees that it will at any time and from time to time, at the request of Buyer, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered to Buyer any all other and further acts, deeds, assignments, transfers, conveyances, assurances and instruments necessary to vest in Buyer full right, title and interest in or to any of the property, assets or rights which this instrument purports to transfer to Buyer.

      To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Purchase Agreement, the terms and provisions of the Purchase Agreement will govern.

      This Bill of Sale and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the State of Washington, without regard to the conflicts of laws principles of such state.

      IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed effective as of the date first written above.

SELLER:                                CASHMERE MANUFACTURING CO., INC.



                                       By
                                         ---------------------------------------

                                              Its
                                                 -------------------------------



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